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                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
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                                                                 Three Months Ended                 Six Months Ended
                                                                      June 30,                          June 30,
                                                            ------------- --- ------------     ----------- -- ------------
                                                                1998             1997             1998           1997
                                                            -------------     ------------     -----------    ------------
BASIC
  Weighted average shares outstanding                        12,626,000        9,381,000       11,478,000      9,103,000
                                                           ==============    =============    ============   =============

  Net loss                                                  $(1,750,873)      (2,442,510)     (3,714,380)      3,090,532)
  Conversion discount preferred stock                          (833,500)               0        (858,872)              0
  Preferred stock accretion and dividend requirements        (1,653,832)          (3,487)     (2,751,953)        (13,350)
  Loss attributable to common shareholders                 --------------    -------------    ------------   -------------
                                                            $(4,238,205)      (2,445,997)     (7,325,205)     (3,103,882)
                                                           ==============    =============    ============   =============

  Basic loss per share                                           $(0.34)           (0.26)          (0.64)          (0.34)
                                                           ==============    =============    ============   =============

DILUTED
  Weighted average shares outstanding                         12,626,000        9,381,000      11,478,000       9,103,000
                                                           ==============    =============    ============   =============

  Net loss                                                    (1,750,873)      (2,442,510)     (3,714,380)     (3,090,532)
  Conversion discount on preferred stock                        (833,500)               0        (858,872)              0
  Preferred stock accretion and dividend requirements         (1,653,832)          (3,487)     (2,751,953)        (13,350)
                                                           --------------    -------------    ------------  --------------
  Loss attributable to common shareholders                   $(4,238,205)      (2,445,997)     (7,325,205)     (3,103,882)
                                                           ==============    =============    ============   =============

  Diluted loss per share                                          $(0.34)           (0.26)          (0.64)          (0.34)
                                                           ==============    =============    ============   =============

  Additional Diluted Calculation:
  Loss attributable to common shareholders, above            $(4,238,205)      (2,445,997)     (7,325,205)     (3,103,882)
                                                           ==============    =============    ============   =============


  Additional adjustment to weighted  average number of
   shares:
  Weighted average number of shares as adjusted per
   above                                                      12,626,000        9,381,000      11,478,000       9,103,000
  Dilutive effect of contingently issuable shares, stock
   options and convertible preferred stock                     1,345,000          164,000         739,000         166,000
                                                           --------------    -------------    ------------   -------------
  Weighted average number of shares, as adjusted              13,971,000        9,545,000      12,217,000       9,269,000
                                                           ==============    =============    ============   =============

  Diluted loss per share, adjusted                                $(0.30)           (0.26)          (0.60)          (0.33)
                                                           ==============    =============    ============   =============



   (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.

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